UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                 Date of Report:  August 10, 2004
        (Date of Earliest Event Reported:  August 10, 2004)




                        EL PASO CGP COMPANY
      (Exact name of Registrant as specified in its charter)


     Delaware             1-7176             74-1734212
  (State or other    (Commission File     (I.R.S. Employer
  jurisdiction of         Number)       Identification No.)
 incorporation or
   organization)


                         El Paso Building
                       1001 Louisiana Street
                       Houston, Texas 77002
        (Address of principal executive offices) (Zip Code)



 Registrant's telephone number, including area code (713) 420-2600


Item 5.  Other Events and Regulation FD Disclosure
         -----------------------------------------
     On August 10, 2004, we and our parent company, El Paso Corporation, announced that we expect to file our 2003 Form 10-K before the end of the third quarter of 2004. El Paso Corporation also announced that it had received additional waivers on its $3-billion revolving credit facility and certain other financings. Some of our assets are pledged as collateral under our parent's revolving credit facility. A copy of this press release is attached as Exhibit 99.A and is incorporated herein by reference. A copy of the full amendment is attached as Exhibit 99.B and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits
         ---------------------------------
         (c)  Exhibits.

              Exhibit
              Number      Description
              -------     ------------
               99.A       Press Release dated August 10, 2004.

               99.B Second Amendment to the $3,000,000,000 Revolving Credit Agreement and Third Waiver dated as of August 6, 2004 among El Paso Corporation, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, ANR Pipeline Company and Colorado Interstate Gas Company, as Borrowers, the Lenders party hereto and JPMorgan Chase Bank, as Administrative Agent, ABN AMRO Bank N.V.
                          and   Citicorp  North  America,   Inc.,   as
                          Co-Documentation  Agents, Bank  of  America,
                          N.A. and Credit Suisse First Boston, as  Co-
                          Syndication Agents.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              EL PASO CGP COMPANY



                              By:     /s/ Jeffrey I. Beason
                                 -------------------------------
                                        Jeffrey I. Beason
                                      Senior Vice President
                                          and Controller
                                  (Principal Accounting Officer)


Dated:  August 10, 2004


                           EXHIBIT INDEX

     Exhibit
     Number       Description
     -------      -----------
      99.A        Press Release dated August 10, 2004.

      99.B Second Amendment to the $3,000,000,000 Revolving Credit Agreement and Third Waiver dated as of August 6, 2004 among El Paso Corporation, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, ANR Pipeline Company and Colorado Interstate Gas Company, as Borrowers, the Lenders party hereto and JPMorgan Chase Bank, as Administrative Agent, ABN AMRO Bank N.V.
                  and   Citicorp  North  America,   Inc.,   as
                  Co-Documentation  Agents, Bank  of  America,
                  N.A. and Credit Suisse First Boston, as  Co-
                  Syndication Agents.